Exhibit 10.1
EXECUTION COPY
VOTING AGREEMENT
by and among
STEPHEN W. BERSHAD,
SWB HOLDING CORPORATION,
GENERAL DYNAMICS ADVANCED INFORMATION SYSTEMS, INC.
and
VISION MERGER SUB, INC.
dated as of
June 4, 2009

-i-

VOTING AGREEMENT
     This VOTING AGREEMENT, dated as of June 4, 2009 (this “Agreement”), is by and among General Dynamics Advanced Information Systems, Inc., a Delaware corporation (“Parent”), Vision Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and the undersigned stockholders (each a “Stockholder” and collectively, the “Stockholders”) of Axsys Technologies, Inc., a Delaware corporation (the "Company”).
     WHEREAS, Parent, Merger Sub and the Company have entered into an Agreement and Plan of Merger, dated as of the date hereof (as amended from time to time, the “Merger Agreement”), which provides, among other things, that, upon the terms and subject to the conditions therein, Merger Sub will merge with and into the Company (the “Merger”), and as a result of the Merger, the Company will become an indirect, wholly-owned subsidiary of Guarantor; and
     WHEREAS, each Stockholder acknowledges that, as a condition to the willingness of Parent and Merger Sub to enter into the Merger Agreement (and for Guarantor to perform its obligations thereunder), Guarantor, Parent and Merger Sub have requested that each Stockholder agree, and in order to induce Guarantor, Parent and Merger Sub to enter into the Merger Agreement, each Stockholder has agreed, to enter into this Agreement.
     NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms and conditions set forth herein, the parties hereto hereby agree as follows:
ARTICLE 1

     1.01 Certain Definitions. Capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in the Merger Agreement.
     1.02 Representations and Warranties of the Stockholders. Each Stockholder represents and warrants to Parent and Merger Sub as follows:
          (a) The Stockholder (i) is the sole record or beneficial owner, except for the Shares held of record by HoldCo (as defined below), which are also beneficially owned by Bershad (as defined below) (the term “beneficial owner” shall be as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which meaning will apply to all uses of the term “beneficial owner” (or any variation thereof) contained in this Agreement), of, and has good title to, the shares of Company Common Stock identified as being held by such Stockholder on Annex A hereto (all such shares of Company Common Stock, including any restricted shares of Company Common Stock owned by such Stockholder, being hereinafter referred to as the “Shares” of such Stockholder), free and clear of any Liens or voting agreements and commitments of every kind (including any restriction on the right to vote, sell or otherwise dispose of its Shares), except as set forth in this Agreement and (ii) holds stock options identified as being held by such Stockholder (the “Options”) to acquire the number of shares of Company Common Stock as set forth on Annex A hereto.

          (b) Other than its Options (if applicable), its Shares constitute all of the securities (as defined in Section 3(10) of the Exchange Act, which definition will apply to all uses of the term “securities” contained in this Agreement) of the Company owned beneficially or otherwise, directly or indirectly, by the Stockholder (excluding (i) any securities beneficially owned by any of its affiliates or associates (as such terms are defined in Rule 12b-2 under the Exchange Act, which definitions will apply to all uses of the terms “affiliates” and “associates,” respectively, contained in this Agreement) as to which it does not have voting or investment power and (ii) the Shares and Options (if applicable) owned by the other Stockholder).
          (c) Except for its Shares, its Options (if applicable) and the Shares and Options (if applicable) owned by the other Stockholder, the Stockholder does not, directly or indirectly, beneficially own or have any option, warrant, or other Rights to acquire any securities of the Company that are or may by their terms become entitled to vote or any securities that are convertible or exchangeable into or exercisable for any securities of the Company that are or may by their terms become entitled to vote, nor is the Stockholder subject to any contract, commitment, arrangement, understanding or relationship (whether or not legally enforceable), other than this Agreement, that obligates it to vote or acquire any securities of the Company. The Stockholder holds sole and exclusive power to vote the Shares and has not granted any proxy to any other Person to vote the Shares, subject to the limitations set forth in this Agreement.
          (d) (i) Stephen W. Bershad (“Bershad”) owns, directly or indirectly, all the outstanding capital stock and equity of SWB Holding Corporation, a Delaware corporation (“HoldCo”); (ii) no capital stock or equity of HoldCo is or may become required to be issued (other than to Bershad) by reason of any security or otherwise; (iii) there are no contracts, commitments, understandings or arrangements by which HoldCo is bound to sell or otherwise transfer any capital stock or equity of HoldCo (other than to Bershad); (iv) there are no contracts, commitments, understandings or arrangements relating to Bershad’s right to vote or to dispose of the capital stock or equity of HoldCo; (v) all the capital stock and equity interests of HoldCo (A) have been duly authorized and are validly issued and outstanding, fully paid and nonassessable and not subject to or issued in violation of any preemptive right, purchase option, call option, right of first refusal, subscription right or any similar right under any provision of the DGCL, HoldCo’s Constituent Documents or any contract or commitment to which HoldCo is a party or otherwise bound, and (B) were issued in material compliance with all applicable Laws, including federal and state securities laws; (vi) Bershad is the sole director and officer of HoldCo; and (vii) Bershad exclusively controls HoldCo.
          (e) The Stockholder has the legal capacity or power and authority, as the case may be, to execute, deliver and perform its obligations under, and has duly executed and delivered, this Agreement. This Agreement is the Stockholder’s valid and legally binding obligation, enforceable against the Stockholder in accordance with its terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors’ rights or by general equity principles). If the Stockholder is married and the Shares constitute community property, then this Agreement (including the granting of the irrevocable proxy as provided for in Section 3.02) has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, such Stockholder’s spouse, enforceable against such person in accordance with its terms.
          (f) No consents, authorizations or approvals of, or filings or registrations with, or notifications to, any Governmental Authority or with any third party are required to be made or obtained by the Stockholder in connection with the execution, delivery or performance by the Stockholder of this Agreement or the transactions contemplated hereby.
          (g) The execution, delivery and performance of this Agreement by the Stockholder does not and will not constitute (i) a violation of any Law to which the Stockholder or any of the Stockholder’s properties (including the Shares) is subject or bound or (ii) a breach or violation of, or a default under, or conflict with, (A) the Constituent Documents of the Company or any of its Subsidiaries or (B) the Constituent Documents of such Stockholder, if applicable.
          (h) There is no suit, claim, action, charge or proceeding (including any arbitration proceeding or dispute resolution proceeding) pending or, to the knowledge of the Stockholder (after reasonably inquiry), threatened that, individually or in the aggregate, has impaired, or would reasonably be expected to impair, the ability of the Stockholder to perform its obligations under this Agreement or consummate the transactions contemplated hereby.
     1.03 Representations and Warranties of Parent and Merger Sub. Parent and Merger Sub represent and warrant to each Stockholder as follows:
          (a) Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware.
          (b) Each of Parent and Merger Sub has the corporate power and authority to execute, deliver and perform its obligations under this Agreement. Each of Parent and Merger Sub has duly authorized, executed and delivered this Agreement. This Agreement has been duly authorized by all necessary corporate action of each of Parent and Merger Sub. This Agreement is each of Parent’s and Merger Sub’s valid and legally binding obligation, enforceable against each of them in accordance with its terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors’ rights or by general equity principles).
ARTICLE 2

     2.01 Transfer of the Shares. During the term of this Agreement, except as otherwise provided herein, each Stockholder will not, directly or indirectly, (a) tender into any tender or exchange offer or otherwise sell, transfer (including transfer by merger, testamentary or intestate succession, interspousal disposition pursuant to a domestic relations proceeding or otherwise by operation of Law), pledge, hypothecate, assign, gift, constructively sell or otherwise dispose of, or encumber with any Lien, or permit or suffer the encumbrance of any Lien on, any of its Shares (or any economic, voting or other direct or indirect right, title or interest therein), including, in each case, by operation of Law, (b) deposit its Shares into a voting trust, enter into any other voting agreement or arrangement with respect to its Shares or grant any proxy, power of attorney or other authorization or consent in or with respect to its Shares (other than to the other Stockholder), (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, transfer, pledge, hypothecation, assignment, gift, constructive sale, or other disposition of, or encumbrance with any Lien on, any interest in or the voting of any shares of Company Common Stock or any other securities of the Company (or any economic, voting or other direct or indirect right, title or interest therein), or any Rights with respect thereto, (d) take any other action which would, or could reasonably be expected to, result in a diminution of the voting power represented by its Shares or in any way restrict, limit or interfere in any material respect with the performance of such Stockholder’s obligations hereunder or (e) offer, commit or agree to take any of the foregoing actions. Any purported action by a Stockholder in violation of this Section 2.01 shall be null and void.
     2.02 Adjustments.
          (a) In the event (i) of any stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares of capital stock or other securities of the Company on, of or affecting the Shares or the like or any other action that would have the effect of changing a Stockholder’s ownership of Company Common Stock or other securities of the Company or (ii) a Stockholder becomes the beneficial owner of any additional shares of Company Common Stock or other securities of the Company that entitle such Stockholder to vote on the matters contemplated herein (including pursuant to any exercise or conversion of any Rights, including any Company Stock Options or Company Stock-Based Awards), then the terms of this Agreement will apply to the shares of capital stock held by such Stockholder immediately following the effectiveness of the events described in clause (i) or such Stockholder becoming the beneficial owner thereof as described in clause (ii), and shall be deemed to be “Shares” with respect to such Stockholder for all purposes hereunder.
          (b) Each Stockholder hereby agrees, while this Agreement is in effect, to promptly notify Parent in writing of the number of any new shares of Company Common Stock or other securities of the Company acquired by such Stockholder, if any, after the date hereof.
ARTICLE 3

     3.01 Voting Agreement. Unless otherwise directed in writing by Parent, at every meeting of the Company Stockholders, however called, and at every postponement or adjournment thereof, and on every action or approval of Company Stockholders (including by written consent), each Stockholder irrevocably agrees to, or to cause the holder of record on the applicable record date to, vote (or cause to be voted) (or consent or cause to be consented) its Shares (a) in favor of (i) the Company Stockholder Approval, including the approval and adoption of the Merger Agreement and the approval of the Merger and the other Transactions and (ii) any other matter that is required by applicable Law or a Governmental Authority to be approved by the Company Stockholders to facilitate the approval and consummation of the Merger and the other Transactions and (b) against (i) any Acquisition Proposal, (ii) any action or agreement that would, or would reasonably be expected to, result in a breach in any respect of any covenant, agreement, representation or warranty of the Company under the Merger Agreement, and (iii) the following actions (other than the Merger and the other Transactions): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any of its Subsidiaries; (B) any sale, lease or transfer of a material amount of assets of the Company or any of its Subsidiaries, or a reorganization, recapitalization, dissolution or liquidation of the Company or its Subsidiaries; (C) (1) any change in the board of directors of the Company as of the date hereof; (2) any change in the present capitalization of the Company or any amendment of the Company’s certificate of incorporation or bylaws, as amended prior to the date of this Agreement; (3) any other material change in the Company’s corporate structure or business; or (4) any other action that, in the case of each of the matters referred to in clauses (C)(1), (2) and (3), would, or would reasonably be expected to, prevent, impede, frustrate, interfere with, delay, postpone or adversely affect the Merger or the other Transactions or that could facilitate an Acquisition Proposal or Superior Proposal. Each Stockholder shall, or shall cause the holder of record on the applicable record date, to cast votes (or cause votes to be cast), or give consents (or cause consents to be given), with respect to all of its Shares in accordance with such procedures relating thereto so as to ensure that all of its Shares are duly counted, including for purposes of determining that a quorum is present and for purposes of recording the results of such vote (or consent). Unless and until this Agreement shall be terminated pursuant to Section 4.01, the obligations of the Stockholders specified herein will apply whether or not (I) the Company Board (or any committee thereof) shall make any Company Board Change of Recommendation or (II) the Company breaches any of its representations, warranties, agreements or covenants set forth in the Merger Agreement.
     3.02 Proxy. Each Stockholder, by this Agreement, does hereby constitute and appoint Parent and Merger Sub, or any nominee thereof, with full power of substitution and re-substitution, during and for the term of this Agreement, as its true and lawful attorney-in-fact and proxy for and in its name, place and stead, to vote, express consent or dissent, or otherwise utilize such voting power with respect to its Shares in the manner and to the extent contemplated by Section 3.01 as such proxy or its substitute or re-substitute shall, in its sole discretion, deem proper with respect to its Shares. The proxy and power of attorney granted by each Stockholder pursuant to this Section 3.02 is a proxy and power coupled with an interest (in accordance with Section 212 of the DGCL), is irrevocable during and for the term of this Agreement, and is granted in order to secure each Stockholder’s performance under this Agreement and also in consideration of Parent and Merger Sub entering into this Agreement and the Merger Agreement. The power of attorney granted hereunder is a durable power of attorney and shall survive the bankruptcy, death or incapacity of a Stockholder, as applicable. Each Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Each Stockholder shall execute and deliver to Parent any proxy cards that such Stockholder receives to vote in favor of the approval and adoption of the Merger Agreement and the approval of the Merger and the other Transactions. Each Stockholder represents and warrants that any proxies heretofore made or granted in respect of its Shares are not irrevocable, and hereby revokes any and all other proxies with respect to its Shares that it may have heretofore made or granted. If a Stockholder fails for any reason to be counted as present, consent or vote its Shares in accordance with the requirements of Section 3.01 (or anticipatorily breaches Section 3.01), then Parent shall have the right to cause to be present, consent or vote such Stockholder’s Shares in accordance with Section 3.01. For Shares as to which a Stockholder is the beneficial but not the record owner, such Stockholder shall cause the record owner of any such Shares to grant to Parent and Merger Sub a proxy to the same effect as that contained herein. Notwithstanding anything to the contrary contained herein, the irrevocable proxy granted hereby shall automatically terminate and be of no further force or effect upon termination of this Agreement.
     3.03 Dissenting Shares. Each Stockholder hereby irrevocably and unconditionally (a) waives, and agrees to prevent the exercise of, any rights of appraisal, any dissenters’ rights and any similar rights relating to the Merger or the other Transactions that it may directly or indirectly have by virtue of the ownership of its Shares, and (b) agrees not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Guarantor, Parent, Merger Sub, the Company or any of their respective successors relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the Merger, including any claim (i) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (ii) alleging a breach of any fiduciary duty of the Company Board in connection with the Merger Agreement, the Merger or the other Transactions. Notwithstanding the foregoing, nothing in this Section 3.03 shall constitute, or be deemed to constitute, a waiver or release by either Stockholder of any claim or cause of action against Parent or Merger Sub to the extent arising out of a breach of this Agreement by Parent or Merger Sub.
     3.04 Succession to Shares. Each Stockholder agrees that this Agreement and the obligations hereunder shall attach to its Shares and shall be binding upon any Person to which legal or beneficial ownership of its Shares shall pass, whether by operation of Law or otherwise, including such Stockholder’s heirs, guardians, administrators or successors, as applicable. Prior to, directly or indirectly, transferring any rights (including voting rights) or ownership in or to any of its Shares, each Stockholder agrees to cause the potential transferee of such Shares to enter into an agreement with Parent and Merger Sub on substantially the same terms as the terms hereof. Each Stockholder agrees that it shall authorize and request the Company to notify its transfer agent that there is a stop order with respect to all of the Shares and that this Agreement places limits on the voting of its Shares.
     3.05 No Solicitation. Each Stockholder agrees that Section 4.09 of the Merger Agreement shall apply to each Stockholder mutatis mutandis. Notwithstanding anything to the contrary in this Section 3.05, any action which is permitted by the Merger Agreement to be taken by a Stockholder in its individual capacity as an officer or director of the Company shall not be prohibited by this Section 3.05.
     3.06 Disclosure. Each Stockholder (a) hereby authorizes Guarantor, Parent and the Company to publish and disclose in any announcement or disclosure in connection with the Merger or the other Transactions, including the Proxy Statement, such Stockholder’s identity and ownership of its Shares and the nature of such Stockholder’s obligations under this Agreement and (b) agrees to promptly furnish to Parent any information it may reasonably request for the preparation of any such announcement or disclosure. Each Stockholder agrees to promptly notify Parent and the Company of any required corrections with respect to any information supplied by it for use in any such announcement or disclosure, if and to the extent that any such information shall have become false or misleading in any material respect.

ARTICLE 4

     4.01 Termination. This Agreement will terminate upon the earliest to occur of (a) the Effective Time, (b) the date the Merger Agreement is terminated in accordance with its terms, and (c) the mutual written agreement of the Stockholders and Parent (such date of termination, the "Termination Date”); provided, however, that (i) this Section 4.01 and Sections 1.01, 4.02, 4.04, 4.05 and 4.06 (as applicable) shall survive any such termination and (ii) such termination shall not relieve any party for any breach of this Agreement occurring prior to such termination.
     4.02 Expenses. Except as may otherwise be specifically provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such expenses, whether or not the Merger is consummated.
     4.03 Further Assurances. Each Stockholder agrees that prior to the Termination Date in accordance with its terms, such Stockholder shall not take any action that would make any representation or warranty of such Stockholder contained herein untrue or incorrect or have the effect of preventing, impeding, interfering with or adversely affecting the performance by such Stockholder of its obligations under this Agreement. Each party hereto will execute and deliver all such further documents and instruments and take all such further action as any other party may reasonably request in order to consummate the transactions contemplated hereby.
     4.04 Press Releases. Parent and Merger Sub, on the one hand, and the Stockholders, on the other hand, will consult with each other before issuing any press release with respect to the transactions contemplated by this Agreement, the Merger Agreement or the Transactions and will not issue any such press release without the prior written consent of the other parties, which will not be unreasonably withheld, conditioned or delayed; provided, however, that a party may, without the prior consent of the other party (but after prior consultation, to the extent practicable in the circumstances), issue any such press release as may be required by applicable Law or securities exchange rules.
     4.05 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. Each party agrees that, in the event of any breach or threatened breach by any other party of any covenant or obligation contained in this Agreement, the non-breaching party shall be entitled (in addition to any other remedy that may be available to it whether in law or equity, including monetary damages) to seek and obtain (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation and (b) an injunction restraining such breach or threatened breach. Each party further agrees that no other party or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 4.05, and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.
     4.06 Miscellaneous.
          (a) All representations and warranties contained herein are made as of the date hereof and will not survive the consummation of the Merger or any termination of this

Agreement. The covenants and agreements made herein will survive in accordance with their respective terms.
          (b) At any time prior to the Termination Date, any provision of this Agreement may be (i) waived by the party benefited by the provision, but only in writing (provided that no such waiver will be applicable except in the specific instance for which it is given), or (ii) amended or modified, but only by a written agreement executed in the same manner as this Agreement, except to the extent that any such amendment would violate applicable Law. Except as set forth elsewhere in this Agreement, at any time prior to the Termination Date, the parties may extend the time for performance of any of the covenants, agreements or conditions of the other parties to this Agreement, but only in a written agreement executed and delivered by or on behalf of the party against which it is sought to be enforced. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege.
          (c) This Agreement represents the entire understanding of the parties regarding the transactions contemplated hereby and supersedes any and all other oral or written agreements, representations and understandings previously made or purported to be made with respect thereto. Other than those set forth in the Merger Agreement, no representation, warranty, inducement, promise, understanding or condition not set forth in this Agreement has been made or relied on by any party in entering into this Agreement. Nothing expressed or implied in this Agreement is intended to confer any rights, remedies, obligations or liabilities upon any Person other than the parties hereto.
          (d) This Agreement and the agreements, instruments and documents contemplated hereby and all disputes between the parties under or relating to this Agreement or the facts and circumstances leading to its execution and delivery, whether in contract, tort or otherwise, will be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to conflicts of laws principles that would result in the application of the Law of any other State. The Delaware Court of Chancery sitting in Wilmington, Delaware (and if the Delaware Court of Chancery shall be unavailable, any Delaware state court and the Federal court of the United States of America sitting in the State of Delaware) will have exclusive jurisdiction over any and all disputes among the parties, whether at law or in equity, based upon, arising out of or relating to this Agreement and the agreements, instruments and documents contemplated hereby or the facts and circumstances leading to its execution and delivery, whether in contract, tort or otherwise. Each of the parties irrevocably consents to and agrees to submit to the exclusive jurisdiction of such courts, agrees that process may be served upon them in any manner authorized by the Laws of the State of Delaware, and hereby waives, and agrees not to assert in any such dispute, to the fullest extent permitted by applicable Law, any claim that (i) such party is not personally subject to the jurisdiction of such courts, (ii) such party and such party’s property is immune from any legal process issued by such courts or (iii) any litigation commenced in such courts is brought in an inconvenient forum. EACH OF THE PARTIES HERETO IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUTSIDE THE TERRITORIAL JURISDICTION OF THE COURTS REFERRED TO IN THIS SECTION 4.06(d) IN ANY ACTION OR PROCEEDING UNDER OR RELATING TO THIS

AGREEMENT OR THE FACTS AND CIRCUMSTANCES LEADING TO ITS EXECUTION AND DELIVERY BY MAILING COPIES THEREOF BY REGISTERED UNITED STATES MAIL, POSTAGE PREPAID, RETURN RECEIPT REQUESTED, TO ITS ADDRESS AS SPECIFIED IN OR PURSUANT TO SECTION 4.06(f). HOWEVER, THE FOREGOING SHALL NOT LIMIT THE RIGHT OF A PARTY TO EFFECT SERVICE OF PROCESS ON ANY OTHER PARTY BY ANY OTHER LEGALLY AVAILABLE METHOD. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
          (e) The table of contents and Section headings contained in this Agreement are for reference purposes only and do not limit or otherwise affect any of the substance of this Agreement.
          (f) All notices, requests and other communications given or made under this Agreement must be in writing and will be deemed given when personally delivered, transmitted by facsimile (with confirmation of successful transmission) or mailed by registered or certified mail (return receipt requested) to the persons, addresses and/or facsimile numbers set forth below or such other person, address and/or facsimile number as such party may specify by notice given in accordance with this Section 4.06(f).
     If to either of the Stockholders:
Axsys Technologies, Inc.
175 Capital Boulevard, Suite 103
Rocky Hill, CT 06067
Attention:     Stephen W. Bershad
Facsimile:     (860) 257-0200
     If to Parent or Merger Sub, to:
General Dynamics Advanced Information Systems, Inc.
2941 Fairview Park Drive
Suite 100
Falls Church, VA 22042-4513
Attention:     David A. Savner
Facsimile:     (703) 876-3554
     With a copy to:
Jenner & Block LLP
330 North Wabash Avenue
Chicago, IL 60611-7603
Attention:     Thaddeus J. Malik
Facsimile:     (312) 840-7313

          (g) This Agreement may be executed in one or more counterparts (whether by facsimile, electronic transmission or otherwise), each of which will be deemed to constitute an original, and transmission of a duly executed counterpart hereof by electronic means will be deemed to constitute delivery of an executed original manual counterpart hereof.
          (h) No party may assign either this Agreement or any of its rights or interests, or delegate any of its duties, hereunder, in whole or in part, without the prior written consent of the other parties; provided that Merger Sub may assign any of its rights, interests and obligations hereunder, in whole or from time to time in part, to any direct or indirect Subsidiary of Guarantor without the consent of any other party, but no such assignment shall relieve Parent of its obligations hereunder. Any attempt to make any assignment in violation of this Section 4.06(h) will be null and void. Subject to the preceding sentences of this Section 4.06(h), this Agreement will be binding upon, inure to the benefit of and be enforceable by, the parties and their respective successors and permitted assigns.
          (i) The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions, or the application of such provision to Persons or circumstances other than those as to which it has been held invalid, void or unenforceable, will remain in full force and effect and will in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon any such determination, the parties will negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.
          (j) All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity will be cumulative and not alternative, and the exercise of any thereof by any party will not preclude the simultaneous or later exercise of any other such right, power or remedy by such party. Without limiting the generality of the foregoing, the rights and remedies of the parties under this Agreement, and the obligations and liabilities of the parties under this Agreement, are in addition to their respective rights, remedies, obligations and liabilities under all applicable Laws.
          (k) This Agreement is the product of negotiation by the parties, which have had the assistance of counsel and other advisors. The parties intend that this Agreement not be construed more strictly with regard to one party than with regard to any other party.
          (l) The words “include,” “includes” or “including” as used in this Agreement are to be deemed followed by the words “without limitation.” The words “herein,” “hereof,” “hereunder” and similar terms as used in this Agreement are to be deemed to refer to this Agreement as a whole and not to any specific Section or Article. Whenever the context requires, terms defined in this Agreement in the singular will be deemed to include the plural and vice versa. The word “extent” in the phrase “to the extent” as used in this Agreement means the degree to which a subject or other thing extends and such phrase does not simply mean “if.” No provision of this Agreement is to be construed to require, directly or indirectly, any Person to take any action, or omit to take any action, to the extent such action or omission would violate applicable Law. In this Agreement, except as the context may otherwise require, references: (i) to Sections or Articles are to the Sections or Articles of this Agreement; (ii) to any agreement (including this Agreement), contract, statute or regulation are to the agreement, contract, statute or regulation as amended, modified, supplemented, restated or replaced from time to time (in the case of an agreement or contract, to the extent permitted by the terms thereof); (iii) to any section of any statute or regulation include any successor to that section; and (iv) to the date of this Agreement is to the date set forth in the Preamble.
[Signatures on following page]

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the date first above written.

GENERAL DYNAMICS ADVANCED
INFORMATION SYSTEMS, INC.

By:	/s/ David A. Savner
Name:	David A. Savner
Title:	Vice President

VISION MERGER SUB, INC.

By:	/s/ David A. Savner
Name:	David A. Savner
Title:	Vice President

STOCKHOLDERS:

/s/ Stephen W. Bershad

Stephen W. Bershad

SWB HOLDING CORPORATION

By: Name:	/s/ Stephen W. Bershad Stephen W. Bershad
Title:	President